ASSET PURCHASE AGREEMENT

THIS AGREEMENT dated as of December 14, 2016 between Lawrence A. Minkoff with an address at 401 Cayuga Way, Westfield, NJ 07090 (“Buyer”), and Magna-Lab Inc. a New York corporation with an address at 6800 Jericho Turnpike, Suite 120W, Syosset, NY 11791 (“Seller”).

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, all of the assets of the Seller related to the Seller’s magnetic resonance imaging technology and related activities (the “Business”), all on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1         Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

“Conveyance Documents” means (i) an assignment of the Patents and Patent Applications in the form attached hereto on Exhibit A, (ii) a Bill of Sale, in the form attached hereto as Exhibit B, conveying, among other things, the Intellectual Property Rights from Seller to Buyer, and (iii) an assignment and assumption agreement in the form attached hereto as Exhibit C.

“Closing” means the transaction in which the title to the Purchased Assets is transferred from Seller to Buyer.

“Closing Date” means the date of the Closing.

“Governmental Authority” means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office (the “PTO”) and the U.S. Food and Drug Administration.

“Intellectual Property Rights” means patents, trademarks, tradenames, service marks, service mark registrations, service names, copyrights, applications for any of the foregoing rights, inventions, know-how, licenses, trade secrets or other intellectual property rights of Seller or its subsidiary, relating to the Business or which may be used to commercialize the rights claimed by a Patent or Patent Application.

“License Agreement” means the License Agreement dated July 1, 2001, between Magna-Lab, Inc. and the Mount Sinai School of Medicine of New York University.

“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

“MRI Products” means shall mean any product or part thereof, the manufacture, use, or sale of which is: (i) covered by one or more Valid Claims of any unexpired patent right included in the Intellectual Property Rights, or (ii) could not be developed, manufactured, used, sold, comprised or delivered without the technology included in the Illuminator Probe, Auto-Tune Interface Box and Intravascular MRI Receiving Coil, Magna-SL and any related or unrelated MRI magnet designs as the same exists on the date hereof, together with any subsequent improvements thereto.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, financial condition or results of operations of such Person.

“Patent or Patent Application” means the patent applications listed on Schedule 1.01(a) hereto, and any and all patent applications or continuation, continuation-in-part, or divisional applications which claim priority thereto, and any patents issuing from any of the foregoing, and any extensions, reissues, re-examinations, renewals, substitutions related to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing, and all documentation, notes or other materials of Seller with respect to the foregoing (the “Patent Documentation”).

“Permits” shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any Governmental Authority, including all authorizations under the regulations of the United States Food and Drug Administration and all applications for any of the foregoing.

“Person” means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchased Assets” means (i) the Intellectual Property Rights including without limitation the Patents and Patent Applications and all of Seller’s rights under the License Agreement, (ii) any and all physical assets owned by the Seller or its subsidiary and related exclusively to the Business including prototypes of the MRI Products and any MRI magnets as well as any parts and components of the foregoing, (iii) any and all Permits held by the Seller that relate to the Business or Intellectual Property Rights and (iii) all non-financial, technical books, records, files, design specifications, software and other data of the Seller related exclusively to the Business.

“Valid Claim” means a claim included in a Patent or Patent Application which is actively being prosecuted or which is included in an unexpired United States or foreign patent which issues from a Patent Application and which shall not have been withdrawn, canceled or disclaimed, nor held invalid by a court of competent jurisdiction in an unappealed or unappealable decision.

ARTICLE II
PURCHASE AND SALE

2.1         Purchase and Sale.

(a)           Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, all of Seller’s right, title and interest throughout the world, in and to the Purchased Assets.

(b)           Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any contract or Permit or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach or violation thereof or is otherwise prohibited. If such consent is required or if an attempted assignment or transfer is ineffective, Seller shall use its commercially reasonable efforts to cooperate with Buyer to provide for Buyer the benefits under any such contract or Permit, with the expense of any such cooperation to be borne by Buyer.

2.2         Consideration. The consideration for Buyer’s acquisition of the Purchased Assets shall consist of the following:

(a)           Assumption by the Buyer of all liabilities of the Seller related exclusively to the Purchased Assets, including, without limitation, Seller’s royalty and other obligations, if any, under the License Agreement; and

(b)           Forgiveness by the Buyer of all indebtedness currently owing from Seller to Buyer or any of Buyer’s Affiliates, including $73,602.66 owing to Buyer and $36,659.99 owing to Darby & Darby, each as reflected on Seller’s financial statements which represented amounts advanced to Seller by or on behalf of Buyer to fund costs of maintaining Intellectual Property Rights and other Business-related costs.

2.3         Closing. The Closing of the purchase and sale of the Purchased Assets hereunder shall take place on December 14, 2016 at a mutually agreeable location, or at such other time as Buyer and Seller may agree. At the Closing,

(a)           Buyer and Seller shall execute and deliver the Conveyance Documents to which each is a party.

(b)           Buyer and Seller shall execute and deliver all such other instruments, documents and certificates as may be requested by the other party that are reasonably necessary for the consummation at the Closing of the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants to the Buyer, as of the date hereof and as of the Closing Date (it being understood that the representations and warranties are being made by each entity comprising the Seller for itself, on a joint and several basis, and that the term Seller as used herein refers to the entity making the representation or warranty):

3.1         Organization. The Seller is duly incorporated and validly existing in good standing under the laws of the State of New York. The Seller has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it is required to so qualify or register and where the failure to be so qualified is reasonably likely to have a Material Adverse Effect upon the Buyer, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2         Corporate Authorization. The execution, delivery and performance by Seller of this Agreement and each of the Conveyance Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby are within the powers of Seller and have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of Seller, enforceable against the Seller in accordance with its terms except as enforceability may be limited under principles of equity and the like.

3.3         Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and each of the Conveyance Documents to which it is a party does not require any action by or in respect of, or filing with, any Governmental Authority (except for such filings as may be required with the US Patent and Trademark Office and the US Food and Drug Administration, and comparable foreign agencies).

3.4         Non-Contravention; Consents. The execution and delivery of this Agreement by the Seller and each of the Conveyance Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Seller is a party or by which it or its property is bound, where such conflict, violation or default is reasonably likely to result in a Material Adverse Effect on the Purchased Assets or their intended use, (ii) the charter, by-laws or other organizational documents of the Seller, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Seller or the Purchased Assets, where such conflict, violation or default is reasonably likely to result in a Material Adverse Effect on the Purchased Assets or their intended use, or (B) result in the creation or imposition of any Lien upon any Purchased Asset or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Seller is a party or by which it is bound or to which any of the Purchased Assets is subject, where such Lien is reasonably likely to result in a Material Adverse Effect on the Purchased Assets or their intended use. No consent, approval, authorization or order of, or registration, qualification or filing with, any Governmental Authority in the United States or other country, and no such consent, approval or authorization of any third party, is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than filings and consents to be made with the US Patent and Trademark Office, the US Food and Drug Administration and any comparable foreign agencies.

3.5         Title to Purchased Assets. Upon consummation of the transactions contemplated hereby, Buyer will have acquired all of Seller’s right, title and interest in and to each of the Purchased Assets. The Purchased Assets are being acquired on an “as is” basis.

3.6         Litigation. There is no action, suit, investigation or proceeding (or any basis therefor), of which Seller has received written notice, pending or, to the knowledge of Seller, threatened, before any Governmental Authority or arbitrator that has or could materially affect any Purchased Asset. Seller has not received written notice of any claims made by any Person with respect to, or any actions, suits or other proceedings relating to, any Purchased Assets which could have a material adverse effect on the proposed or intended use of the Purchased Assets.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Seller that:

4.1         Authorization. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding agreement of Buyer, enforceable against the Buyer in accordance with its terms except as enforceability may be limited under principles of equity and the like. Buyer has all right, title and authority to waive all rights, if any, of Darby & Darby to collect any amounts from Seller.

4.2         Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party does not require any action by or in respect of, or filing with, any Governmental Authority (except for such filings as may be required with the US Patent and Trademark Office and the US Food and Drug Administration, and comparable foreign agencies).

4.3         Non-Contravention; Consents. The execution and delivery of this Agreement and the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Buyer is a party or by which it or its property is bound, where such conflict, violation or default is reasonably likely to result in a Material Adverse Effect on the Buyer, or (ii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Buyer or its property, where such conflict, violation or default is reasonably likely to result in a Material Adverse Effect on the Buyer, or (B) result in the creation or imposition of any Lien upon any of the properties or assets of the Buyer or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of the property or assets of the Buyer is subject, where such Lien is reasonably likely to result in a Material Adverse Effect on the Buyer. No consent, approval, authorization or order of, or registration, qualification or filing with, any Governmental Authority in the United States is required for the execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby, such as have been made or obtained or other than other than filings and consents to be made with the US Patent and Trademark Office, the US Food and Drug Administration and any comparable foreign agencies.

4.4         Legal Proceedings. There is no legal or governmental proceeding pending to which the Buyer is a party or of which the business or property of the Buyer is subject.

ARTICLE V
COVENANTS OF BUYER AND SELLER

5.1         Efforts; Further Assurances; Access.

(a)           Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or appropriate to perform its obligations hereunder, to consummate the transactions contemplated by this Agreement and to comply with all applicable laws and regulations in connection therewith; Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

(b)           Seller hereby constitutes and appoints, effective as of the Closing, Buyer and its successors and assigns as the true and lawful attorney of such Seller with full power of substitution in the name of Buyer or in the name of such Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets, whether based on a claim arising prior to or after the Closing Date. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

ARTICLE VI
SURVIVAL; INDEMNIFICATION

6.1         Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing and neither party shall have a claim against the other party relating to this Agreement.

6.2         Limitations Of Liability. EXCEPT IN THE EVENT OF FRAUD, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

ARTICLE VII
MISCELLANEOUS

7.1         Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telex, facsimile or similar writing with confirmed receipt of transmission) and shall be given,

(a)           if to Buyer, to:

Lawrence A. Minkoff, Ph.D.

401 Cayuga Way

Westfield, New Jersey 07090

Facsimile: (631) 390-1761

(b)           if to Seller, to:

Magna-Lab Inc.

6800 Jericho Turnpike, Suite 120W

Syosset, NY 11791

Attention: Kenneth C. Riscica, Treasurer and Secretary

Facsimile: (516) 393 5879

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax prior to 4:00 p.m. EST or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01.

7.2         Amendments; No Waivers.

(a)           Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except to the extent expressly provided otherwise in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3         Expenses. All costs and expenses incurred in connection with the negotiation, preparation, execution or delivery of this Agreement shall be paid by the party incurring such cost or expense.

7.4         Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Agreement shall assign any rights under this Agreement to any party without the written consent of the other parties hereto except that nothing herein shall prohibit or restrict Seller from assigning its rights hereunder from and after the Closing Date.

7.5         Governing Law; Jurisdiction; Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York (without reference to its rules as to conflicts of law).

(a)           Each party irrevocably agrees that any legal action, suit or proceeding against either of them arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating thereto (whether for breach of contract, tortuous conduct or otherwise) shall be brought exclusively in the state courts of New York located within New York county, and hereby irrevocably accepts and submits to the exclusive jurisdiction of the aforesaid courts in personam, with respect to any such action, suit or proceeding. Each of the parties hereto waives to the fullest extent permitted by law claim that such action, suit or proceeding brought in the venue specified in this Section is brought in an inconvenient forum or that such venue is otherwise improper, and any right to trial by jury in any action, suit or proceeding brought to enforce, defend or interpret any rights or remedies under, or arising in connection with or relating to, this Agreement. Each of the parties hereto irrevocably consents to the service of any and all legal process, summonses, notices and other documents which may be served in any action, suit or proceeding in the state courts of New York located in New York County, which service may be made by mailing a copy of such process by certified or registered mail, postage prepaid, to the party to be served at its address as provided in Section 7.01 hereof, with such service to be effective upon receipt.

7.6         Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the date of signature of the last party to sign this Agreement.

7.7         Entire Agreement. This Agreement, the Schedules and the Conveyance Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth or referred to herein has been made or relied upon by either party hereto. Neither of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

7.8         Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

7.9         Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Lawrence A. Minkoff, Ph.D.

MAGNA-LAB INC.

By:
Name: Kenneth C. Riscica
Title: Treasurer and Secretary

EXHIBIT A

PATENT ASSIGNMENT

This Patent Assignment (“Assignment”) is made this 14th day of December,2016, by Magna-Lab, Inc.., a New York corporation (“Assignor”), in favor of Lawrence A. Minkoff (“Assignee”). Assignor and Assignee are parties to an Asset Purchase Agreement dated as of December 14, 2016.

For good and valuable consideration, as stated in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

1.       Assignor hereby sells, assigns and transfers to Assignee, absolutely and unconditionally, the full and exclusive right, title, and interest in and to each of the patents and pending patent applications as set forth on Attachment A hereto, as well as to all inventions represented thereby, and any renewals, extensions, reissues or reexaminations of those patents and any divisions, renewals, extensions, continuations or continuations-in-part, of those applications and all patents resulting from any of the foregoing (“Patent Rights”), and further including, in all countries, the right to claim priority based on the applications, the Patent Rights to be held and enjoyed by Assignee to the full end of the term for which those patents are granted, as fully and entirely as they could have been held and enjoyed by Assignor if this Assignment had not been made, together with all rights of actions for past infringement thereof including the right to recover damages for said infringement;

2.       Assignor hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any Official of any country or countries foreign to the United States whose duty it is to issue patents on applications as aforesaid, to record this Assignment, and to issue all Letters Patent for the Patent Rights to Assignee, its successors, legal representatives and assigns, in accordance with the terms of this Assignment;

3.       Assignor hereby represents and warrants that Assignor has the full right to convey the entire interest herein assigned without conflict with the rights of others, and that Assignor has not executed, and will not execute, any agreement, assignment, sale or encumbrance in conflict herewith; and

4.       Assignor hereby further covenants and agrees that Assignor will communicate to Assignee, its successors, legal representatives and assigns, any facts and documents known to Assignor respecting the Patent Rights, and will testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid Assignee, its successors, legal representatives and assigns, to obtain and enforce proper patent protection for the Patent Rights in all countries.

5.       In the event of any inconsistency between this Assignment and the terms of the Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), between Assignor and Assignee, the terms of the Asset Purchase Agreement shall be controlling.

6.       This Assignment shall be construed in accordance with and governed by the law of the State of New York (without reference to its rules as to conflicts of law).

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized officer.

MAGNA-LAB, INC.

By:
Name: Kenneth C. Riscica
Title: Treasurer and Secretary

STATE OF                                            )

) s.s:

COUNTY OF                                         )

On this _____ day of _______, in the year 2016, before me appeared ________________ to me personally known, who being by me duly sworn did say that he is the authorized officer of the ASSIGNOR named in the foregoing instrument of Assignment and he signed this instrument of Assignment in my presence.

Notary Public

ATTACHMENT A

All patents and patent applications held by Magna-Lab, Inc., including

Patent Number	Title

6,915,153	Catheter antenna for magnetic resonance imaging

6,437,569	Expandable MRI receiving coil

5,623,241	Permanent magnetic structure

5,400,787	Inflatable magnetic resonance imaging sensing coil assembly positioning and retaining device and method for using the same

EXHIBIT B

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Magna-Lab, Inc., a New York corporation (the “Seller”), for good and valuable consideration paid to it by Lawrence A. Minkoff (“Buyer”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, transfer and convey to Buyer, its successors and assigns, all of the Seller’s right, title and interest in and to the Purchased Assets, as such term is defined in that certain Asset Purchase Agreement dated as of December 14, 2016, by and between Buyer and Seller (the “Purchase Agreement”).

All initially capitalized terms used but not defined herein shall have the meanings attributed to them in the Purchase Agreement.

This Bill of Sale is further documentation of the transfers, conveyances and assignments contemplated by the Purchase Agreement and is subject to all of the terms, provisions and conditions thereof. Nothing in this Bill of Sale shall constitute a waiver of, expansion of or limitation upon any of Seller’s or Buyer’s rights and remedies under the Purchase Agreement and, in the case of any conflict between the terms of the Purchase Agreement and this Bill of Sale, the Purchase Agreement shall govern.

Seller shall, from time to time, from and after the date hereof, upon request of Buyer, execute such further documents of transfer, conveyance and assignment as Buyer reasonably deems necessary or desirable to carry our the transactions contemplated by this Bill of Sale.

This Bill of Sale shall be binding upon and shall inure solely to the benefit of Buyer and Seller and their respective successors and assigns.

This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any applicable principles of conflicts of law.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on December 14, 2016.

MAGNA-LAB, INC.

By: __________________________
Name: Kenneth C. Riscica
Title: Treasurer and Secretary

  B-1

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of December 14, 2016 (this “Agreement”), by and between Lawrence A. Minkoff with an address at 401 Cayuga Way, Westfield, New Jersey 07090 (“BUYER”), and Magna-Lab Inc., a New York corporation with an address at 6800 Jericho Turnpike, Suite 120W, Syosset, NY 11791 (“SELLER”).

W I T N E S S E T H:

WHEREAS, Seller has agreed to sell Buyer all of its assets related to its MRI technology business, pursuant to an Asset Purchase Agreement, dated as of the date hereof, by and between Buyer and Seller (the “Asset Purchase Agreement”);

WHEREAS, among the assets to be sold to Buyer pursuant to the Asset Purchase Agreement are all of Seller’s rights under the license agreement, dated July 1, 2001(the “License Agreement”), between Seller and the Mount Sinai School of Medicine of New York University (“MSSM”);

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment and Assumption of License Agreement. Effective as of the Closing, (i) Seller hereby sells, assigns, conveys and transfers to Buyer all of Seller’s right, title and interest in, to and arising under or relating to the License Agreement and (ii) Buyer hereby assumes and shall be solely responsible for all of the obligations and liabilities of Seller arising under the License Agreement from and after such date.

2. Further Assurances. The parties hereto agree to timely execute such other agreements, assignments, consents, waivers or other documents reasonably necessary to further give effect to or evidence the agreements hereunder.

3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

4. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York (without reference to its rules as to conflicts of law). Exclusive place of jurisdiction shall be New York, New York.

5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered as provided in the Asset Purchase Agreement.

6. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. Nothing in this Agreement shall constitute a waiver of, expansion of or limitation upon any of Seller’s or Buyer’s rights and remedies as between themselves under the Asset Purchase Agreement and, in the case of any such conflict between the terms of the Asset Purchase Agreement and this Agreement, the Asset Purchase Agreement shall control. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[Remainder of page left intentionally blank]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

Magna-Lab, Inc.

By:
Name: Kenneth C. Riscica
Title: Treasurer and Secretary

Lawrence A. Minkoff

(License Agreement)